ALTAIR NANOTECHNOLOGIES REVENUES
RISE 28 PERCENT IN THIRD QUARTER

RENO, NV - NOVEMBER 8, 2006 - Altair Nanotechnologies Inc. (Nasdaq: ALTI), a leading provider of advanced nanomaterials technology for use in energy, pharmaceutical, life sciences and industrial applications, today reported financial results for its third quarter and nine months ended September 30, 2006.

For the quarter, revenues increased 28 percent to $750,000 from $585,000 in the prior year quarter. The net loss for the quarter was $4.05 million, or seven cents a share, compared to a net loss of $2.17 million, or four cents a share, in the prior year. The common weighted average shares outstanding were 59,461,244 compared to 58,940,760 during the prior year quarter.

Operating expenses of $4.91 million for the third quarter of 2006 were $1.97 million greater than operating expenses of $2.94 million for the third quarter of 2005. Increased operating expenses were due to increased research and development efforts (increased approximately $1.47 million) largely for staffing and other expenditures related to battery development, sales and marketing expenses ($186,000) primarily relating to increased marketing efforts in the AMPS division, and general and administrative expenses ($142,000). Within G&A, share-based compensation expense, a non-cash item, increased by approximately $408,000, primarily as a result of implementing SFAS 123R as of January 1, 2006. This increase was partially offset by a decrease in consulting and accounting expense of approximately $258,000 related to compliance with Sarbanes-Oxley rules, which was largely accomplished during 2005.

For the nine month period, revenues increased 11 percent to $2.35 million from $2.12 million in the same period of the prior year. The net loss for the nine months was $12.4 million, or 21 cents a share, compared to a net loss of $6.3 million, or 11 cents a share, during the year ago period. The common weighted average shares outstanding were 59,325,488 compared to 57,338,796 in the same period of the prior year.

“The 2006 third quarter represented a milestone quarter of achievement for Altair Nanotechnologies,” said Alan J. Gotcher, Ph.D., President and Chief Executive Officer of Altair Nanotechnologies Inc. “We successfully demonstrated, along with our vehicle partners Phoenix Motorcars and Boshart Engineering, a freeway ready, all-electric SUV at the California Air Resources Board Zero Emission Symposium, the Southern California Clean Vehicle Technology Expo and the SEMA show. We believe these public demonstrations represent a major step forward in realizing the commercial promise of all-electric zero emission vehicles.”

Altairnano’s balance sheet remains strong, with cash and short term investments totaling $9.8 million. The Company’s debt, from a mortgage obligation on its 100,000 square feet of offices, laboratories and semi-works facilities in Reno, Nevada, is $2.4 million.

“We continue to invest in our Advanced Materials and Power Systems (AMPS) business unit, which accounted for a significant portion of our increased expenses during the quarter. These strategic investments in research and development, product application labs and marketing in our battery materials, batteries and battery systems will, we believe, produce strong returns and are the major driver for our business,” Gotcher said.

ALTAIR NANOTECHNOLOGIES REVENUES
RISE 28 PERCENT IN THIRD QUARTER

Please join a conference call with Altairnano’s management team for an update on the company’s financial results and principal business developments. The conference call dial-in number for both U.S. and international callers is +1.719.234.0008. Please dial into the conference five minutes before the call is scheduled to begin and ask the operator for the Altair Nanotechnologies call. An audio replay of the conference call will be available from November 8 through November 16, 2006, and can be accessed by dialing +1.719.457.0820 and entering conference number 9410433.

Additionally, the conference call is being webcast and can be accessed by visiting Altairnano's web site at www.altairnano.com.

ABOUT ALTAIR NANOTECHNOLOGIES INC.
Altairnano is an innovator and supplier of advanced novel, ceramic nanomaterials. Altairnano’s leading edge scientists are complemented by a seasoned management team with substantial experience in commercializing innovative, disruptive technologies. The company has developed nanomaterials for the alternative energy, life sciences and performance materials markets based on its proprietary manufacturing process. This process also provides the foundation for its innovative AHP pigment process. For more information visit www.altairnano.com.

Forward-Looking Statements
This release may contain forward-looking statements as well as historical information. Forward-looking statements, which are included in accordance with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, may involve risks, uncertainties and other factors that may cause the company's actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this release. These risks and uncertainties include, without limitation, the risks that Altairnano’s cash and non-cash expenses will rise significantly during the following year as a result of unforeseen events; that in future testing and/or commercial use, the various Altairnano products and potential products referenced in this release may not demonstrate expected results or may not prove competitive with existing products or products under development; that, irrespective of a product’s potential, parties to our development and license agreements may abandon commercialization or marketing efforts for various internal reasons; that applications for key patents may be denied or key regulatory approvals may not be obtained for technical or other reasons; and that even if full commercialization occurs, sales may not reach expected levels for one or more reasons, including failure of the product to perform as expected, the introduction of a superior product or the withdrawal from the project of key commercial partners. In general, Altairnano is, and expects to be in the immediate future, dependent upon funds generated from sales of securities, grants, testing agreements, and licensing agreements to fund its testing, development and ongoing operations. In addition, other risks are identified in the company's most recent Annual Report on Form 10-K and Form 10-Q, as filed with the SEC. Such forward-looking statements speak only as of the date of this release. The company expressly disclaims any obligation to update or revise any forward-looking statements found herein to reflect any changes in company expectations or results or any change in events.

For Additional Information:

Institutional Investors: Fleishman-Hillard Tom Laughran Senior Vice President 312.751.3519 laughrant@fleishman.com	Individual Investors: McCloud Communications, LLC Marty Tullio Managing Members 949.553.9748 marty@mccloudcommunications.com

Media Relations: Fleishman-Hillard Terry Banks Senior Vice President 202.828.9710 bankst@fleishman.com	Company Information: Altair Nanotechnologies Inc. Roy Graham SVP Commercial Development 775.858.3706 rgraham@altairnano.com

ALTAIR NANOTECHNOLOGIES REVENUES
RISE 28 PERCENT IN THIRD QUARTER

Tables Follow

ALTAIR NANOTECHNOLOGIES INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Expressed in United States Dollars)
(Unaudited)

	September 30,	December 31,
	2006	2005
ASSETS
Current Assets
Cash and cash equivalents	$2,107,074	$2,264,418
Investment in available for sale securities	7,713,606	20,789,656
Accounts receivable	712,462	602,168
Product Inventories	407,104	-
Prepaid expenses and other current assets	457,775	254,067
Total current assets	11,398,021	23,910,309

Investment in Available for Sale Securities	1,235,872	423,000

Property, Plant and Equipment, net	10,177,754	8,169,445

Patents, net	826,451	890,062

Other Assets	21,261	71,200

Total Assets	$23,659,359	$33,464,016

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Trade accounts payable	$1,298,631	$808,905
Accrued salaries and benefits	1,025,274	709,349
Accrued liabilities	486,491	309,289
Note payable, current portion	600,000	600,000
Total current liabilities	3,410,396	2,427,543

Note Payable, Long-Term Portion	1,800,000	2,400,000

Stockholders' Equity
Common stock, no par value, unlimited shares authorized;
59,647,386 and 59,316,519 shares issued and
outstanding at September 30, 2006 and December 31, 2005	92,694,818	92,126,714
Additional paid in capital	1,191,419	-
Accumulated deficit	(75,556,674)	(63,152,905)
Deferred compensation expense	-	(165,336)
Accumulated other comprehensive income	119,400	(172,000)

Total Stockholders' Equity	18,448,963	28,636,473

Total Liabilities and Stockholders' Equity	$23,659,359	$33,464,016

ALTAIR NANOTECHNOLOGIES REVENUES
RISE 28 PERCENT IN THIRD QUARTER

ALTAIR NANOTECHNOLOGIES INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Expressed in United States Dollars)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
Revenues
License fees	$-	$-	$364,720	$695,000
Product sales	22,940	8,494	33,598	74,087
Commercial collaborations	339,116	327,479	1,058,622	584,520
Contracts and grants	387,842	249,432	895,082	762,259
Total revenues	749,898	585,405	2,352,022	2,115,866
Operating Expenses
Cost of product sales	28,237	1,427	30,953	17,434
Research and development	2,763,566	1,290,354	6,917,218	2,816,031
Sales and marketing	423,615	238,151	1,384,787	1,159,259
General and administrative	1,288,191	1,146,528	5,746,759	4,067,661
Depreciation and amortization	405,072	263,105	1,085,190	759,190
Total operating expenses	4,908,681	2,939,565	15,164,907	8,819,575
Loss from Operations	(4,158,783)	(2,354,160)	(12,812,885)	(6,703,709)
Other Income (Expense)
Interest expense	(42,000)	(52,397)	(129,500)	(154,689)
Interest income	146,235	227,503	539,060	515,162
Loss on foreign exchange	(138)	2,228	(444)	1,373
Total other income, net	104,097	177,334	409,116	361,846

Net Loss	$(4,054,686)	$(2,176,826)	$(12,403,769)	$(6,341,863)

Loss per common share - Basic and diluted	$(0.07)	$(0.04)	$(0.21)	$(0.11)

Weighted average shares - Basic and diluted	59,461,244	58,940,760	59,325,488	57,338,796

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